UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013 (December 31, 2012)

LCA-VISION INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27610	11-2882328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

LCA-Vision Inc. (“LCA” or the “Company”) has announced senior management changes as described below effective January 7, 2013:

Michael J. Celebrezze, age 55, was promoted to Chief Executive Officer. Mr. Celebrezze has served as LCA’s Senior Vice President of Finance, Chief Financial Officer and Treasurer from December 2008 to December 2008, and as co-leader of the Company since September 2009. He had previously served as interim Chief Financial Officer since June 2008 and Senior Vice President of Finance and Treasurer from July 2007 to December 2008. Mr. Celebrezze joined LCA in July 2006 as Vice President of Finance and Treasurer from First Transit, Inc., a national public transportation company, where he served as Chief Financial Officer from June 2001 through June 2006. Prior to joining First Transit, he was employed for 17 years with APCOA/Standard Parking, where he held a variety of financial positions including Executive Vice President and Chief Financial Officer. Mr. Celebrezze holds a Certified Public Accounting designation in Ohio (inactive) and received a B.S. in Accounting from Kent State University and an M.B.A. from John Carroll University.

Amy F. Kappen, age 41, was promoted to Chief Financial Officer. Ms. Kappen has served as LCA’s Vice President, Corporate Controller since June 2009. Prior to joining LCA, she served as the Director of Wireless Operations at Cincinnati Bell Wireless, a subsidiary of Cincinnati Bell, from March 2008 through May 2009. Additionally, from October 2004 through March 2007, Ms. Kappen served as Assistant Corporate Controller and from March 2007 through March 2008 as Cincinnati Bell Wireless Controller. Prior to joining Cincinnati Bell, she was employed by KPMG, as an audit manager. Ms. Kappen holds a Certified Public Accounting designation in Ohio (inactive) and received a B.S. in Accounting from University of Hartford and an M.B.A. from Xavier University.

Bharat Kakar, age 44, was promoted to Senior Vice President of Operations and Marketing. He has served as LCA’s Vice President of Operations and Patient Experience since October 2011 and as Vice President of Marketing since joining LCA in January 2010. Prior to joining LCA, Mr. Kakar was Vice President of Product Management at CenturyLink responsible for Business Markets Products from 2008 through 2009. From 2006 to 2007, he was Vice President of Corporate Marketing for Cincinnati Bell. Previously, Mr. Kakar held various management positions with other telecommunications companies. Mr. Kakar holds a B.S. in Engineering from Michigan State University, an M.S. in Telecommunication Management from Golden Gate University and an M.B.A. from Northwestern University.

None of the executive officers named above has any family relationships with any director or executive officer of LCA and does not participate directly or indirectly in any related person transactions with the Company as defined in SEC rules.

In connection with these promotions, the Company entered into an amended and restated agreement with Mr. Celebreeze (amending and restating his agreement from 2008) and agreements with Ms. Kappen and Mr. Kakar. The principal terms of the agreements are as follows:

• The executive’s employment will be for a one-year term (six months for Ms. Kappen) that will be automatically renewed for successive one-year periods (six-month periods for Ms. Kappen), unless LCA or the executive provides written notice to the other party not to so renew at least 90 days prior to the end of each term.

• The executive may terminate the agreement if (A) LCA has breached any material provision of the agreement; (B) there is a material diminution in the executive’s authority, duties or responsibilities; (C) there is a change of more than 35 miles in the executive’s workplace; or (D) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of LCA’s business and/or assets fails to assume all of its obligations under the agreement; in each case after notice and failure to cure. LCA may terminate the executive’s employment if (i) the executive has breached any material provision and within 30 days after notice thereof, the executive fails to cure such breach; or (ii) the executive at any time refuses or fails to perform, or misperforms, any of his or her obligations under or in connection with the Agreement in a manner of material importance to LCA and within 30 days after notice the executive fails to cure such action or inaction; or (iii) the executive commits a fraud or criminal act in connection with his or her employment.

• If the executive’s employment is terminated by LCA for any reason other than pursuant to clauses (i) through (iii) above, or by the executive pursuant to clauses (A), (B), (C) or (D) above, or LCA gives notice of non-renewal as described above, the executive is entitled to the following severance and benefits: (i) continuation of base salary and healthcare benefits for a specified period; (ii) in the case of any such termination occurring after the sixth complete month of the fiscal year of termination, a bonus under LCA’s Executive Cash Bonus Plan for the year of termination in an amount based on actual performance for the year (provided that all subjective individual performance measures will be deemed satisfied), pro-rated for the fraction of the year during which the executive was employed, and payable when annual bonuses are paid to other senior executives; (iii) all of the executive’s options and time-based restricted share awards will vest in full; (iv) the executive will be issued shares under outstanding performance-based restricted share awards based on the actual level of achievement of the performance criteria for the applicable performance period applicable to the awards, pro-rated to reflect the number of days from the start of the applicable performance period to the date the executive ceases to be employed by LCA, divided by the total number of days in the applicable performance period, any such shares to be issued to the executive at the same time as shares are issued to other senior executive officers; and (v) specified accrued obligations. For Mr. Celebrezze, continuation of base salary and healthcare benefits will be for 18 months (or 24 months, if such termination by LCA is without cause or by Mr. Celebrezze for good reason or due to death or disability, or by the Company giving notice of non-renewal, is within 45 days before or 9 months after a change of control of LCA); for Mr. Kakar continuation will be for 12 months; and for Ms. Kappen continuation will be for six months. Payments of salary and/or bonus are subject to certain limitations to the extent any of the executives find new employment during the specified period.

• In the event of a change in control (as defined under the Company’s 2011 Stock Incentive Plan), all of the executive’s options and time-based restricted share awards will vest in full and all of the executive’s performance-based restricted share awards will be treated as earned at target (if the performance period is not then completed) and the shares subject thereto will be issued to the executive within 10 days of such change in control.

• Receipt of any of the severance payments described above is conditioned upon execution of a release of all claims against the Company.

• Each executive reaffirmed a one-year Confidentiality, Inventions and Non-competition Agreement in connection with these agreements.

In connection with Mr. Kakar’s agreement, LCA will issue 5,000 restricted share units on March 2, 2013, one-third of which will vest on March 2 of each of 2014, 2015 and 2016, provided Mr. Kakar is employed by LCA on those dates.

In addition, David L. Thomas, the Company’s Chief Operating Officer, left the Company effective December 31, 2012. LCA entered into a separation agreement with Mr. Thomas that provides for continuation of base salary for 15 months; continuation of healthcare benefits for 18 months; continuation of tuition reimbursement up to $8,000 until December 31, 2013; payment of pro-rated bonus if performance targets are met for 2012; and vesting of outstanding stock awards. The agreement also provides for a general release of any claims against LCA.

Item 7.01 Regulation FD Disclosure.

On January 7, 2013, LCA issued a press release to announce the management changes described in Item 5.02 and to announce a restructuring plan. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in the press release and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze Chief Executive Officer

Date: January 7, 2013